Exhibit 10.38

TAYLOR CAPITAL GROUP, INC.

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK AWARD

NOTICE OF RESTRICTED STOCK GRANT

Name of Director:

You have been awarded shares of Common Stock (“Shares”) of Taylor Capital Group, Inc. (the “Company”) as follows:

Date of Award:

Total Number of Shares Awarded:

Vesting Schedule: The Restrictions shall lapse as to fifty percent (50%) of the Restricted Shares on and after the third anniversary of the Date of Award, seventy-five percent (75%) of the Restricted Shares on the fourth anniversary of the Date of Award, and one-hundred percent (100%) of the Restricted Shares on the fifth anniversary of the Date of Award, provided that Employee remains in the continuous employment of the Company or a Subsidiary at all times from the Date of Award through and including each such anniversary of the Date of Award.

The Director and the Company hereby agree that this award is granted under and governed by the terms and conditions of the 2002 Directors Restricted Stock Award, which is attached hereto and made an integral part hereof, and the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan. The Company and Director each agree to be bound by all of the terms and conditions set forth in the 2002 Directors Restricted Stock Award.

Taylor Capital Group, Inc.	Director

By:
Its:

Completed by:

Reviewed by:

TAYLOR CAPITAL GROUP, INC.

2002 DIRECTORS RESTRICTED STOCK AWARD

In consideration of the premises, mutual covenants and agreements herein, the Company and the Director agree as follows:

ARTICLE 1

AWARD

Section 1.1 Award of Shares. Subject to all of the terms and conditions set forth in this 2002 Restricted Stock Award (the “Agreement”), the Company hereby grants to Director that number of shares of Common Stock (the “Restricted Shares”) set forth in the Director’s Notice of Restricted Stock Grant.

Section 1.2 Conditions to Award. The award of Restricted Shares to Director is conditioned upon Director, concurrently with the execution of this Agreement, delivering to the Company: (1) if requested by the Company, a duly signed stock power, endorsed in blank, relating to the Restricted Shares as required under Section 2.7 hereof, (2) a duly signed Section 83(b) Election, but only if the Director, in his or her sole discretion, intends to make such election, and (3) such other documents or agreements as the Company may request.

Section 1.3 Voting and Other Rights. Upon Director’s timely compliance with each of the conditions set forth in Section 1.2 hereof, Director shall have all of the rights and status as a shareholder of the Company in respect of the Restricted Shares, including the right to vote such shares and to receive dividends or other distributions thereon. Any cash dividends paid on any Restricted Shares shall be paid to the Director. In the event any non-cash dividends or other distributions, whether in property, or stock of another company, are paid on any Restricted Shares, such non-cash dividends or other distributions payable to the Director shall be retained by the Company and not delivered to the Director until such time as the Restrictions on the Restricted Shares with respect to which such non-cash dividends or other distributions have been paid shall have lapsed and such shares shall have become Vested Shares. Such non-cash dividends or distributions with respect to the Restricted Shares shall be retained by the Company in the event the Restricted Shares on which such non-cash dividends or other distributions were paid are forfeited to the Company.

Section 1.4 Subject to Plan. This 2002 Directors Restricted Stock Award is subject to all of the terms and conditions of the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan (the “Plan”). Any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

ARTICLE 2

RESTRICTIONS

Section 2.1 Restrictions. The Restricted Shares are being awarded to Director subject to the following transfer and forfeiture restrictions (collectively, the “Restrictions”).

(a) Transfer. Prior to the date that the Restricted Shares become Vested Shares (as defined below), Director may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer all or any part of the Restricted Shares without the written consent of the Company, which consent may be withheld by the Company in its sole discretion.

(b) Forfeiture. Upon termination of Director’s service on the Board of Directors of the Company (the “Board”), all Restricted Shares which are not Vested Shares (or have not become Vested Shares under Section 2.3 hereof) at the effective time of such termination, shall immediately thereafter be returned to or canceled by the Company, and shall be deemed to have been forfeited by Director to the Company. Upon any forfeiture of Restricted Shares under this Section 2.1, the Company will not be obligated to pay Director any consideration whatsoever for the forfeited Restricted Shares.

Section 2.2 Lapse of Restrictions. Subject to the other terms of this Agreement, the Restrictions shall lapse with respect to the Restricted Shares awarded hereunder at the time or times and as to that number of Restricted Shares determined in accordance with the vesting schedule set forth in the Director’s Notice of Restricted Stock Grant. To the extent the Restrictions shall have lapsed with respect to Restricted Shares subject to this Award, those shares (the “Vested Shares”) will thereafter be free of the terms and conditions of this Agreement.

Section 2.3 Acceleration of Vesting. Notwithstanding the vesting schedule set forth in the Director’s Notice of Restricted Stock Grant, the Restrictions shall lapse with respect to any Restricted Shares that have not otherwise vested as of the termination of the Director’s service on the Board if such termination is by reason of the Director’s death, Permanent Disability, or Retirement (as those terms are defined below), and such shares shall not be subject to forfeiture under Section 2.1(b).

Section 2.4 Termination of Vesting. In the event the Director’s service on the Board terminates for any reason, no further vesting (pro rata or otherwise) shall occur after the occurrence of such event.

Section 2.5 Withholding Taxes.

(a) The award of the Restricted Shares to the Director, and the lapse of Restrictions on the Restricted Shares, shall be conditioned on any applicable federal, state or local withholding taxes having been paid by Director at the appropriate time pursuant to a direct payment or cash or other readily available funds to the Company. If the Director does not make such payment when requested, the Company may refuse to issue any Shares under this Agreement under Section 2.6 hereof until arrangements satisfactory to the Company for such payment have been made. Director shall have the right, subject to the consent of the Compensation Committee, to satisfy all or any portion of his or her obligations under this Section 2.5(a) by having the Company withhold from the Restricted Shares with respect to which the Restrictions will lapse, that number of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of the taxable event with respect to such shares, equal to the federal, state, or local taxes required to be withheld by the Company with respect to such lapse of Restrictions; provided however, that the Fair Market Value of any shares of Common Stock withheld under this Section 2.5(a) may not exceed the statutory minimum withholding amount required by law.

(b) If the Director shall have elected to file a Section 83(b) Election with respect to the award of Restricted Shares hereunder, the award of the Restricted Shares shall be conditioned on the Executive providing the Company with a direct payment or cash or other immediately available funds in an amount equal to the statutory minimum withholdings taxes required to by withheld by the Company, if any, not later than 30 days after the date of the award.

Section 2.6 Issuance of Shares; Restrictive Legend. Stock certificates in respect of the Restricted Shares may be issued by the Company subject to Director’s fulfillment of the conditions set forth in Section 1.2 hereof. Any such certificates shall be registered in Director’s name and shall be inscribed with a legend evidencing the Restrictions, and such additional legends as may be required to comply with the Securities Act of 1933, as amended, and other applicable federal or state securities laws. Alternatively, the Company may issue Restricted Shares hereunder in uncertificated form.

Section 2.7 Custody. All certificates representing the Restricted Shares (other than Vested Shares) shall be deposited, together with stock powers executed by Director, in proper form for transfer, with the Company. The Company shall provide Director with a copy of any certificate representing the Restricted Shares, or such other evidence thereof as may be determined by the Company, which shall contain the legends described in Section 2.6. The Company is hereby authorized to cause the transfer into its name the Restricted Shares (and any non-cash distributions or other property described in Section 1.3 hereof) which are forfeited to the Company pursuant to Section 2.1(b) hereof. At the request of Director, certificates representing Vested Shares shall, subject to any applicable securities law restrictions, be delivered by the Company to the Director or Director’s personal representative. Certificates representing shares that have become Vested Shares in accordance with Section 2.2, 2.3 or 3.1 shall be issued without the legend evidencing the Restrictions, but may contain such legends as may be required to comply with the Securities Act of 1933, as amended, or any other applicable federal or state securities laws.

ARTICLE 3

CHANGE IN CONTROL; ADJUSTMENTS

Section 3.1 Consequences of a Change in Control. In the event of a Change in Control of the Company (as defined below), any Restricted Shares held by Director shall become Vested Shares, notwithstanding the vesting schedule prescribed under Section 2.2 hereof, as of the effective date of the Change in Control.

Section 3.2 Change in Control. For purposes of this Agreement, a “Change In Control” shall mean any of the following:

(1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) (other than the Taylor Family or an Employee Stock Ownership Plan established by the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities and such person or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company having a combined voting power greater than that beneficially owned, directly or indirectly, by the Taylor Family; or

(2) the majority of the members of the Company’s Board of Directors being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company immediately prior to such appointment or election; or

(3) any reorganization, merger or consolidation (a “Reorganization”) involving the Company or the Bank unless at least 50% of the then outstanding shares of common stock of the surviving corporation is held by persons who are shareholders of the Company or the Bank, respectively, immediately prior to such Reorganization in substantially the same proportions as their ownership immediately prior to such Reorganization; or

(4) consummation of (i) a “going private” transaction of the Company within the meaning of Section 13(e) of the Exchange Act, or (ii) the sale or other disposition of all or substantially all of the assets of either the Company or the Bank, or (iii) the sale or other disposition of securities representing more than 70% of the voting power of the Bank; or

(5) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company under Section 275 of the Delaware General Corporation Law or any successor statute.

However, a Change in Control shall not occur under Paragraphs (2), (3) or (4) if the Taylor Family continues to be the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the then outstanding securities of the Company (or of the Bank for a

Change in Control under Subparagraphs (3), (4)(ii), or 4 (iii) involving the Bank), and no other person or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company (or the Bank for a Change in Control under Subparagraphs (3), (4)(ii) or 4(iii) involving the Bank) having combined voting power greater than that beneficially owned, directly or indirectly, by the Taylor Family.

For purposes of this definition of Change in Control, the Taylor Family means (i) Iris Taylor and the Estate of Sidney J. Taylor, (ii) a descendant (or a spouse of a descendant) of Sidney J. Taylor and Iris Taylor, (iii) any estate, trust, guardianship or custodianship for the primary benefit of any individual described in (i) or (ii) above, or (iv) a proprietorship, partnership, limited liability company, or corporation controlled directly or indirectly by one or more individuals or entities described in (i), (ii), or (iii) above.

For purposes of this definition of Change in Control, the Company means Taylor Capital Group, Inc. or any successor entity, and the Bank means Cole Taylor Bank or any successor entity.

For purposes of this definition of Change in Control, Employee Stock Ownership Plan means a retirement plan that is qualified under Section 401(a) of the Internal Revenue Code and is sponsored by the Company (or a member of its controlled group, as determined under Section 414(b) of the Internal Revenue Code).

The term “Exchange Act” means the Securities Exchange Act of 1934. The terms “beneficial owner” and “beneficially owned” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

The term “outstanding securities” when used in the context of the “combined voting power of the Company’s then outstanding securities” shall mean only the common stock of the Company and securities convertible into such common stock.

Section 3.4 Binding Nature of Adjustments. Adjustments under this Article 3 or under Section 10 of the Plan will be made by the Compensation Committee, whose determination as to what adjustments, if any, will be made, will be final, binding and conclusive. No fractional shares will be issued pursuant to the Award on account of any such adjustments. The terms “Restricted Shares” and “Vested Shares” shall include any shares, securities, or other property that Director receives or becomes entitled to receive as a result of Director’s ownership of the original Restricted Shares, and any such shares, securities or other property shall be subject to the same Restrictions and other terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, the Restricted Shares with respect to which such shares, securities or other property are issued.

ARTICLE 4

DEFINITIONS

Section 4.1 Definitions. For purposes of this Award, the following terms shall have the following meanings:

“Permanent Disability” shall mean Director’s long-term inability, as determined by a physician selected by the Compensation Committee in its sole discretion, to serve as a member of the Board by reason of illness, accident or other incapacity and the Director does not engage in any occupation or employment for wage or profit for which he or she is reasonably qualified by education, training, or experience.

“Retirement” shall mean the termination of Board services with the Company for any reason other than for Cause after Board member reaches age sixty-five (65) with 5 years of service.

“Section 83(b) Election” shall mean an election made pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed with respect to the Restricted Shares at the time of grant rather than upon the lapse of the Restrictions.

“Subsidiary” or “Subsidiaries” shall mean any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentages may be approved by the Compensation Committee, are owned, directly or indirectly, by the Company.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Administration. This Award shall be administered by the Compensation Committee or its delegate as provided in Section 3 of the Plan.

Section 5.2 No Guarantee of Employment or Service; Compensation. Nothing in this Agreement shall be construed as an employment, consulting or similar contract for services between the Company or any Subsidiary and the Director.

Section 5.3 The Company’s Rights. The existence of the Award shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other securities with preference ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other act or proceeding, whether of a similar character or otherwise.

Section 5.4 Director. Whenever the word “Director” is used in any provision of this Agreement, under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom this Award may be transferred by will or by the laws of descent and distribution, the word “Director” shall be deemed to include such person.

Section 5.5 Nontransferability of Award. This Award is not transferable by the Director otherwise than by will or the laws of descent and distribution.

Section 5.6 Entire Agreement; Modification. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein, and may not be modified, except as provided in a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement shall be void and ineffective for all purposes.

Section 5.7 Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability, to the maximum extent permissible by law, (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement.

Section 5.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).